Ex99-40

FILED
In the Office of the
Secretary of State of Texas
FEB 20 2001
Corporations Section

                                             ARTICLES OF ORGANIZATION
                                                        OF
                                         TORO ENERGY OF OHIO-AMERICAN, LLC

         The undersigned, being a natural person of the age of eighteen years or more, acting as the organizer of a limited liability company under the Texas Limited Liability Company Act, hereby adopts the following Articles of
Organization for such limited liability Company (the "Company")

                                                    ARTICLE ONE

         The name of the Company is Toro Energy of Ohio-American, LLC.

                                                    ARTICLE TWO

         The period of the Company's duration shall be perpetual, unless earlier dissolved in accordance with the
Texas Limited Liability Company Act or the provisions of the Regulations of the Company.

                                                   ARTICLE THREE

         The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

                                                   ARTICLE FOUR

         The street address of the initial registered office of the Company is 4925 Greenville Avenue, Suite 1022,
Dallas, Texas 75206 and the name of the initial registered agent at such address is Paul Kaden.

                                                   ARTICLE FIVE

         The Company is to be managed by managers.  The number of managers shall be fixed in the manner provided in the
Regulations of the Company.  The initial number of managers of the Company will be two (2), and the name and address of the persons who are to serve as managers until the first annual meeting of members, or until his/their successors shall have been elected and qualified are:

         Name                       Address

         Paul Kaden                 4925 Greenville Avenue, Suite 1022
                                    Dallas, Texas  75206

         Taylor Clark               4925 Greenville Avenue, Suite 1022
                                    Dallas, Texas  75206

                                                    ARTICLE SIX

         The name and address of the organizer of the Company is as follows:

         Name                       Address

         John G. Caverlee           3000 Thanksgiving Tower
                                    1601 Elm Street
                                    Dallas, Texas  75201-4761

       IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization this 16th day of February, 2001.

                                                              /s/ John G. Caverlee
                                                              John G. Caverlee